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EXHIBIT - 11.1
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                               ACE LIMITED AND SUBSIDIARIES
                             COMPUTATION OF EARNINGS PER SHARE

          Three Months Ended  Nine Months Ended
                June 30       June 30
                                             1996          1995    1996             1995
                                             ----          ----    ----             ----
                                             (in thousands, except per share amounts)
Earnings per share - Primary

Weighted average shares outstanding          46,105,108  46,744,790  46,106,913 47,103,091
Average stock options outstanding (net of
 repurchased shares under the treasury
 stock method)                                  374,586     127,882     361,919    127,882
                                             ----------   ---------   ---------  ---------
Weighted average shares and share
 equivalents outstanding                     46,479,694  46,872,672  46,468,832 47,230,973
                                             ==========  ==========  ========== ==========

Net income                                   $   52,476  $   97,425   $ 202,815 $  150,721
                                             ==========  ==========   ========= ==========

Earnings per share                           $     1.13  $     2.08   $    4.37 $     3.19
                                             ==========  ==========   ========= ==========

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Earnings per share - Assuming full dilution

Weighted average shares outstanding          46,105,108  46,744,790  46,106,913 47,103,091
Average stock options outstanding (net
 of repurchased shares under the
 treasury stock method)                         397,205     127,882     397,205    127,882
                                             ---------- -----------  ----------- ----------

Weighted average shares and share
 equivalents outstanding                      46,502,313 46,872,672  46,504,118 46,230,973
                                             =========== ==========  ========== ==========
Net income                                   $    52,476 $   97,425  $  202,815 $  150,721
                                             =========== ==========  ========== ==========
Earnings per share                           $      1.13 $     2.08  $     4.36 $     3.19

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